      As filed with the Securities and Exchange Commission on July 1, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             _______________________

                          EDUCATION LENDING GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             33-0851387
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                             12760 High Bluff Drive
                                    Suite 210
                           San Diego, California 92130
                    (Address of Principal Executive Offices)

                              ____________________

                                Stock Option Plan
                            (Full Title of the Plan)

                              ____________________

                              CT Corporation System
                             818 West Seventh Street
                          Los Angeles, California 90017
                                 (800) 888-9207
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  ____________

                         CALCULATION OF REGISTRATION FEE

_________________________________________________________________________________________________________________________
                                                                                  Proposed
                                                            Proposed              maximum
                                                            maximum               aggregate
Title of securities to                                      offering price        offering      Amount of
 be registered                  Amount to be registered     per share (1)         price (1)     registration fee (1)
-------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $.001 per share       1,000,000 shares            $ 3.33                $3,330,000    $306.36

_________________________________________________________________________________________________________________________


(1) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, (the "Securities Act"), solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on June 25, 2002 of the Registrant's Common Stock as reported on the Nasdaq Over the Counter Bulletin Board.

                                EXPLANATORY NOTE

     This Form S-8 Registration Statement is being filed to register 1,000,000 additional shares under the Company's Stock Option Plan. Shares previously registered under this plan were registered on a Form S-8 registration statement, registration number 333-69842, filed on September 21, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 have been sent or given to employees, officers and directors of the Registrant and its subsidiaries who participate in the plan that is the subject of this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

1. Annual Report on Form 10-KSB for the year ended December 31, 2001, filed by the Registrant on March 29, 2002.

2. Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2002, filed by the Registrant on May 14, 2002.

3.        Current Report on Form 8-K, filed by the Registrant on May 29, 2002.

4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000, including any amendment or report filed for the purpose of updating that description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant has adopted in its Certificate of Incorporation and By Laws the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminate or limit the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Further, the Registrant's By Laws provide that the Registrant will indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted therein. Section 145 provides, subject to various exceptions and limitations, that the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, will be made by a majority of a quorum of disinterested members of the Board of Directors, independent legal counsel or the stockholders of the Registrant. In addition, the Registrant will indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          The Exhibits to this Registration Statement are listed in the Exhibit Index on page 5 and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered therein and treat the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 1, 2002.

                            EDUCATION LENDING GROUP, INC.

                            By:      /s/ Robert deRose
                                     -------------------------------------------
                                     Robert deRose, Chief Executive Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                              Title                             Date
/s/ Robert deRose*          Director and Chief Executive Officer        July 1, 2002
------------------
Robert deRose                  (Principal Executive Officer)


/s/ James G. Clark*        Director, Executive Vice President and       July 1, 2002
-------------------
James G. Clark                   Chief Financial Officer
                        (Principal Accounting and Financial Officer)

/s/ Douglas L. Feist       Director, Executive Vice President,          July 1, 2002
--------------------
Douglas L. Feist               Secretary and General Counsel

/s/ Sam Belzberg*                        Director                       July 1, 2002
-----------------
Sam Belzberg

/s/ Leo Kornfeld*                        Director                       July 1, 2002
-----------------
Leo Kornfeld

/s/ Richard J. Hughes*                   Director                       July 1, 2002
----------------------
Richard J. Hughes

* By Douglas L. Feist, attorney in fact.

                          EDUCATION LENDING GROUP, INC.

                                INDEX TO EXHIBITS

   EXHIBIT NO.     DESCRIPTION

     4(a)          Certificate of Incorporation of Registrant (included as
                   Exhibit 3.1 of the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000 and incorporated herein by reference).

     4(b) By Laws of Registrant (included as Exhibit 3.2 of the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000 and incorporated herein by reference).

     5 Opinion of Thompson Hine LLP as to the legality of the securities being registered.

     23(a)         Consent of Independent Auditors.

     23(b)         Consent of Thompson Hine LLP (included as part of
                   Exhibits 5).

     24            Power of Attorney.